Exhibit 10.71

PROMISSORY NOTE SECURED BY DEED TO SECURE DEBT

(HARTMAN BUSINESS CENTER)

Irvine, California
$9,478,891	Date: November 7, 2007

FOR VALUE RECEIVED, the undersigned KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company (“Borrower”), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), at the Disbursement and Operations Center in El Segundo, California, or at such other place as may be designated in writing by Lender, the principal sum of Nine Million, Four Hundred Seventy-Eight Thousand, Eight Hundred Ninety-One Dollars ($9,478,891) or so much thereof as may from time to time be owing hereunder by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates calculated in accordance with the terms and provisions of the Fixed Rate Agreement attached hereto as Exhibit A and a Fixed Rate Notice described on Exhibit B attached hereto (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

Interest accrued on this Promissory Note Secured by Deed to Secure Debt (“Note”) shall be due and payable on the first Business Day (as defined in Exhibit A) of each month commencing with the first month after the date of this Note.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on November 9, 2008 (“Maturity Date”). Unless expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement (as defined in Exhibit A).

This Note is secured by, among other things, that certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith (as the same may be amended or modified, the “Deed to Secure Debt”), executed by Borrower for the benefit of Lender.

In order to assure timely payment to Lender of accrued interest, principal, fees and late charges due and owing under the loan evidenced by this Note, Borrower hereby irrevocably authorizes Lender to directly debit Borrower’s demand deposit account with Lender, account no. 4121560437, for payment when due of all such amounts payable to Lender. Borrower represents and warrants to Lender that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender upon demand, in immediately available funds, all amounts and expenses due and owing to Lender.

If any interest payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day of the month in which it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to four percent (4%) of the amount of such unpaid interest payment.

If: (a) Borrower shall fail to pay when due any sums payable hereunder, subject to any grace or cure period provided in the Loan Agreement; or (b) any other Event of Default occurs under the Loan Agreement, the Deed to Secure Debt or any other Loan Document; or (c) the property which is subject to the Deed to Secure Debt, or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, encumbered or leased, whether voluntarily or involuntarily or by operation of law or otherwise, other than as expressly permitted by Lender in writing; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or the Deed to Secure Debt, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note, the Loan Agreement or any other Loan Document shall constitute a waiver of any breach, default, or failure of condition under this Note, the Loan Agreement or any other Loan Document. A waiver of any term of this Note, the Loan Agreement or any other Loan Document must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Except as otherwise provided in any agreement executed in connection with this Note, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement.

The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

The limitations on personal liability of shareholders, partners and members of Borrower contained in Section 11.21 of the Loan Agreement shall apply to this Note.

Exhibits A and B are attached hereto and incorporated herein by reference.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

“BORROWER”

KBS INDUSTRIAL PORTFOLIO, LLC,
a Delaware limited liability company

By:	KBS REIT ACQUISITION XX, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer